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September 9, 2002

GE Capital Life Assurance Company of New York
125 Park Avenue, 6th Floor
New York, New York 10017-5529

Re: GE Capital Life Assurance Company of New York
    GE Capital Life Separate Account II
    File No. 333-39955
    Post-Effective Amendment No. 7

Ladies and Gentlemen:

I have served as Counsel to GE Capital Life Assurance Company of New York and GE Capital Life Separate Account II (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of Individual Flexible Premium Variable Deferred Annuity Contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

     1. GE Capital Life Assurance Company of New York is a corporation duly organized and validly existing under the laws of the State of New York and is duly authorized to sell and issue the Contracts.

     2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of New York.

     3. The issuance and sale of the Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of GE Capital Life Assurance Company of New York in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to issuance thereof by the New York Department of Insurance.

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GE Capital Life Assurance Company of New York
September 9, 2002
Page 2

     4. To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that GE Capital Life Assurance Company of New York may conduct.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form N-4 for the Contracts and the Separate Account.

Sincerely,

/s/ THOMAS E. DUFFY

Thomas E. Duffy
Counsel